SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS (Proposal 1)
BOARD COMMITTEES AND MEETINGS
DIRECTORS’ COMPENSATION
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
RETIREMENT BENEFITS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)
PRINCIPAL ACCOUNTANTS FEES AND SERVICES
OTHER MATTERS
APPENDIX A

MINDSPEED TECHNOLOGIES, INC.

4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Mindspeed Technologies, Inc. (“Mindspeed” or the “Company”) which will be held on Thursday, February 26, 2004, at 10:00 a.m. Pacific Standard Time, at the Hilton Irvine/ Orange County Airport Hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612. The 2004 Annual Meeting is being held for the following purposes:

1. To elect two members of the Board of Directors of the Company with terms expiring at the 2007 Annual Meeting of Shareholders;

2. To ratify the appointment by the Audit Committee of the Board of Directors of the accounting firm of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

3. To transact such other business as may properly come before the 2004 Annual Meeting or any adjournment thereof.

      These items are fully discussed in the following pages. Only shareholders of record at the close of business on December 29, 2003 will be entitled to notice of, and to vote at, the 2004 Annual Meeting. A list of such shareholders will be available for inspection by any shareholder during normal business hours at the offices of the Company, 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, for at least ten days prior to the 2004 Annual Meeting and also at the meeting.

      Shareholders are requested to complete, sign, date and return the accompanying Proxy Card as promptly as possible. A return envelope is enclosed. Submitting your proxy with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

By Order of the Board of Directors

IAN J. STOCK
Secretary

January 5, 2004

MINDSPEED TECHNOLOGIES, INC.

4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095

PROXY STATEMENT

      Your proxy is solicited by the Board of Directors of Mindspeed Technologies, Inc. (“Mindspeed” or the “Company”) for use in voting at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Standard Time on Thursday, February 26, 2004, at the Hilton Irvine/ Orange County Airport Hotel, located at 18800 MacArthur Blvd., Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. These proxy materials and our Annual Report on Form 10-K for our fiscal year ended September 30, 2003 are first being mailed to shareholders and made available on the Internet (www.mindspeed.com) on or about January 13, 2004.

Voting and Revocability of Proxies

      When Proxy Cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of the independent auditors. In addition, if other matters come before the Annual Meeting, the persons named in the Proxy Card will vote in accordance with their best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice of revocation to the Secretary prior to the Annual Meeting, or by giving a valid, later dated proxy.

      The accompanying Proxy Card also offers shareholders the option to access materials for any future shareholder meeting electronically via the Internet. A shareholder who consents to accessing such materials electronically may revoke such consent at any time and will save the Company significant printing and postage costs. The Company will continue to distribute printed materials for future shareholder meetings to shareholders who do not consent to access such materials electronically.

Voting Electronically or by Telephone

      Instead of voting by submitting the accompanying paper Proxy Card, you may vote electronically via the Internet or by telephone by following the procedures set forth on the Proxy Card.

Return of Proxy Card

      Please complete, sign, date and return the accompanying Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

      The immediate return of your Proxy Card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you attend the Annual Meeting and have made arrangements to vote in person, your Proxy Card will not be used.

If you Plan to Attend the Annual Meeting in Person

      If you plan to attend the Annual Meeting, please be sure to check the box on your Proxy Card indicating your desire to attend and save the admission ticket attached to your Proxy Card; or, indicate your desire to attend the meeting through Mindspeed’s telephone or Internet voting procedures.

      If you plan to attend the Annual Meeting, it will be necessary for you to bring your admission ticket. In addition to your admission ticket, you may be asked to present a valid picture identification, such as a driver’s license or passport.

      If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, in addition to bringing your admission ticket, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

Confidentiality of Proxy Cards

      It is the Company’s policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Record Date, Quorum and Share Ownership

      Only shareholders of record at the close of business on December 29, 2003 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of a majority of the shares of the Company’s common stock outstanding on the record date is required for a quorum. As of December 29, 2003, there were 95,650,964 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock.

Expenses of Solicitation

      The Company will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the Proxy Card, and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, telegram, facsimile or personal solicitation by the Company’s directors, officers or regular employees. No additional compensation will be paid for such services. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be material.

Quorum; Required Vote; Abstentions and Broker Non-Votes

      The presence at the Annual Meeting of the holders of a majority of the outstanding shares of common stock as of the record date is necessary to constitute a quorum. Such shareholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting, or (2) have properly submitted a Proxy Card or voted by telephone or over the Internet. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of the independent auditors.

      Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions have no effect on the election of directors but have the same effect as a negative vote on ratification of the appointment of the independent auditors. Broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or ratification of the appointment of the independent auditors and, therefore, do not have any effect on such votes. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

ELECTION OF DIRECTORS (Proposal 1)

      The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. The two directors in Class I will be elected at the 2004 Annual Meeting to serve for a term expiring at the Company’s Annual Meeting in 2007. The three directors in Class II and the two directors in Class III are serving terms expiring at the Company’s Annual Meeting of Shareholders in 2005 and 2006, respectively.

      Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified in “Class I — Nominees for Directors with Terms Expiring in 2007” below, who now serve as directors with terms expiring at the 2004 Annual

Meeting. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy, or (2) for the other nominee only, leaving a vacancy. Alternatively, the size of the Board may be reduced so that there is no vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them so as to elect as many of the nominees listed below as possible, and in such event the specific nominee to be voted for will be selected by the proxy holders. The Board of Directors has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director. The nominees below have been nominated to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified.

      There is shown below for each nominee for director, as reported to the Company, the name, age and principal occupation for the past five years; the position, if any, with the Company; and other directorships held.

Class I — Nominees for Directors with Terms Expiring in 2007

DONALD R. BEALL Age 65 Retired Chairman and Chief Executive Officer of Rockwell International Corporation	Mr. Beall has been a director of Mindspeed since June 2003. Mr. Beall is the retired Chairman and Chief Executive Officer of Rockwell International Corporation, now named Rockwell Automation, Inc., (electronic controls and communications) and was a director of Rockwell from 1978 to February 2001. Mr. Beall is Chairman of the Executive Committee, an advisor to and a director of Rockwell Collins, Inc. He is also a director of Skyworks Solutions, Inc., Conexant Systems, Inc., Jazz Semiconductor, Inc., and CT Realty. He is a former director of Amoco Corporation, ArvinMeritor, Inc., The Procter & Gamble Company, and The Times Mirror Company. He is a trustee of the California Institute of Technology, a member of various University of California-Irvine supporting organizations and an Overseer of the Hoover Institution at Stanford University. He is also an investor, director and/or advisor with several private companies and investment partnerships.
JERRE L. STEAD Age 60 Retired Chairman and Chief Executive Officer of Ingram Micro Inc.	Mr. Stead has been a director of Mindspeed since June 2003. In May 2000 he retired as Chairman of the Board and Chief Executive Officer of Ingram Micro Inc. (computer technology products and services), positions he had held since August 1996. Mr. Stead is Chairman of the Board of HAIC Software Technology and a director of Armstrong World Industries, Inc., Brightpoint, Inc., Conexant Systems, Inc., Mobility Electronics, Inc. and Thomas & Betts Corporation. He is Chairman of the Board of the Center of Ethics and Values at Garrett Seminary on the Northwestern University campus. Mr. Stead is also on the board of the Salk Institute and the National Board of Alzheimer’s Association.

      The Board of Directors recommends a vote FOR the election of each of the nominees listed above.

Information as to Continuing Directors

      There is shown below for each continuing director, as reported to the Company, the name, age and principal occupation for the past five years; the position, if any, with the Company; and other directorships held.

Class II — Continuing Directors with Terms Expiring in 2005

HOSSEIN ESLAMBOLCHI Age 46 Chief Technology Officer of AT&T Corp. and President of AT&T Labs	Dr. Eslambolchi has been a director of Mindspeed since June 2003. Dr. Eslambolchi has been Chief Technology Officer of AT&T Corp. (telecommunications) and President of AT&T Labs since July 2001. He is also Chief Information Officer of AT&T Business. He served as the interim President of Excite@Home Broadband Networks Services division of At Home Corporation (Internet services) from January 2001 to June 2001; Senior Vice President of AT&T’s Packet and Optical Network Services from July 2000 to July 2001; Vice President, AT&T Data and Network Services from January 2000 to July 2000; and Vice President, AT&T Network Operations and AT&T Chief Compliance Officer prior thereto. Dr. Eslambolchi is a member of the Board of Advisors of The Catalyst Group, Inc. and Pacific Broadband Communications. He has served on the Compaq Computer Corporation Board of Technical Advisors and was an Advisory Council member at the Johns Hopkins University Whiting School of Engineering.
MING LOUIE Age 57 Co-Founder, Managing Director and Director of Mobile Radius, Inc.	Mr. Louie has been a director of Mindspeed since June 2003. Mr. Louie is the co-founder, Managing Director and a director of Mobile Radius, Inc. (mobile Internet data services) and the Managing Director of Dynasty Capital Services LLC (consulting). Mr. Louie served as President, Qualcomm Greater China (wireless communications) from May 2000 to October 2001. He served as Vice President, Business Development of Globalstar Communications Limited (satellite telecommunications) prior thereto.
THOMAS A. MADDEN Age 50 Executive Vice President and Chief Financial Officer of Ingram Micro Inc.	Mr. Madden has been a director of Mindspeed since June 2003. Mr. Madden has been Executive Vice President and Chief Financial Officer of Ingram Micro Inc. since July 2001. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. (automotive components) prior thereto.

Class III — Continuing Directors with Terms Expiring in 2006

DWIGHT W. DECKER Age 53 Chairman of the Board and Chief Executive Officer of Conexant Systems, Inc.	Dr. Decker has been a director of Mindspeed since January 2002 and non-executive Chairman of the Board since June 2003. Dr. Decker has been Chairman of the Board and Chief Executive Officer of Conexant Systems, Inc. (semiconductors) since December 1998. He served as Senior Vice President of Rockwell and President, Rockwell Semiconductor Systems from July 1998 to December 1998; and Senior Vice President of Rockwell and President, Rockwell Semiconductor Systems and Electronic Commerce prior thereto. Dr. Decker is also the non-executive Chairman and a director of Skyworks Solutions, Inc., and a director of Pacific Mutual Holding Company and Jazz Semiconductor, Inc. He is also a director or member of numerous professional and civic organizations.
RAOUF Y. HALIM Age 43 Chief Executive Officer and Director of Mindspeed Technologies, Inc.	Mr. Halim has been a director of Mindspeed since January 2002. Mr. Halim has been Chief Executive Officer of Mindspeed since June 2003. He was Senior Vice President and Chief Executive Officer of the Mindspeed business of Conexant from February 2002 to June 2003; Senior Vice President and General Manager, Network Access division of Conexant from January 1999 to February 2002; and Vice President and General Manager, Network Access division of Rockwell Semiconductor Systems prior thereto. Mr. Halim received an M.S. in electrical engineering from the Georgia Institute of Technology and a B.Sc. in communications and electrophysics from Alexandria University.

BOARD COMMITTEES AND MEETINGS

      On June 27, 2003, Conexant Systems, Inc. completed the spin-off of the Company to Conexant shareholders. The current Board and committee structure was put in place prior to the spin-off.

      The standing committees of the Board of Directors of the Company during fiscal 2003 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised of independent directors under applicable law and regulations, as determined by the Board (the “Independent Directors”). The functions of each of these three committees are described below; committee charters are posted in the Corporate Governance section of the Company’s website (www.mindspeed.com). The members of the standing committees are identified in the following table, each Committee Chairman being denoted with an asterisk. The Independent Directors hold regular meetings without members of management present.

Compensation &
			Governance & Board	Management
Director	Audit		Composition	Development

D. R. Beall	X		X	X *
H. Eslambolchi			X	X
M. Louie	X		X
T. A. Madden	X	*	X	X
J. L. Stead	X		X *	X

*	Chairman

      The Audit Committee assists the Board in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. It is directly responsible for the appointment, compensation, retention, and oversight of the work of the registered public accounting firms engaged by the Company. It reviews the auditing accountant’s audit of the financial statements and its report thereof, the Company’s system of internal controls over financial reporting, the auditing accountant’s annual management letter, various other accounting and auditing matters and the independence of the auditing accountants. The Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants, or other accounting firms, other than as may be allowed by applicable law. It reviews and approves the appointment or change of the Company’s Director of Internal Audit. It has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters. The Audit Committee meets with management to review any issues related to matters within the scope of the Audit Committee’s duties.

      Thomas A. Madden is an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K, having (A) an understanding of generally accepted accounting principles and financial statements, (B) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (C) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements (or experience actively supervising one or more persons engaged in such activities), (D) an understanding of internal controls and procedures for financial reporting and (E) an understanding of audit committee functions. Each member of the Committee can read and understand fundamental financial statements, including a corporation’s balance sheet, income statement and cash flow statement. All members of the Committee have employment experience which results in the financial sophistication of each, by being or having been a chief executive officer, chief financial officer or other similar position.

      The Audit Committee acts pursuant to a written charter, which was amended by the Board of Directors as of December 29, 2003. A copy of the amended charter is attached as an Appendix A to this Proxy Statement. In the opinion of the Board of Directors, all current members of the Company’s Audit Committee are independent directors within the meaning of Section 121 of the AMEX Company Guide and of Rule 4200(a)(14) of the Rules of the National Association of Securities Dealers, Inc. Since its inception in June 2003, the Audit Committee met twice during the 2003 fiscal year.

      The principal functions of the Governance and Board Composition Committee are: to develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines, which the Committee shall review on an annual basis, or more frequently if appropriate, and recommend changes as necessary; to review, in consultation with the Chief Executive Officer and other directors, the Board of Directors’ committee structure and to recommend to the Board for its approval the directors to serve as members of each committee; to recommend, in consultation with the chairman of the Board and the Chief Executive Officer, to the Board of Directors (i) nominees to fill vacancies in membership of the Board as they occur among the directors, and (ii) prior to each annual meeting of shareholders, a slate of nominees for election as directors at such meeting; to lead the search for qualified director candidates, who may be submitted by directors, officers, employees, shareholders and others; and to prepare, not less frequently than every three years, and submit to the Board of Directors for adoption by the Board of Directors, a list of selection criteria to be used by the Committee. The Committee periodically establishes a framework for the Compensation and Management Development Committee evaluation of the Chief Executive Officer of the Company.

      Under the Committee’s current board selection criteria (which are posted on the Company’s website at www.mindspeed.com), director candidates are selected with a view to bringing to the Board a variety of experience and backgrounds. Directors should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. The Committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others. In addition, candidates should have sufficient time available to devote to the Company in order to carry out their duties as directors. In fulfilling its responsibility to lead the search for qualified director candidates, the Committee consults with other directors, as well as the Chief Executive Officer and other senior executives of the Company. The Committee may also from time to time retain third party search firms to assist in identifying candidates. The Committee will consider director candidates recommended by shareholders of the Company pursuant to the Company’s procedures described in “Other Matters — Shareholder Proposals or Nominations for 2005 Annual Meeting”. Since its inception in June 2003, the Board Governance and Composition Committee met once during the 2003 fiscal year.

      The principal functions of the Compensation and Management Development Committee (the “Compensation Committee”) are: to recommend to the board compensation and benefits for non-employee directors; to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer in light of the evaluation framework developed by the Governance and Board Composition Committee; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review our base pay, incentive compensation, deferred compensation and all stock-based plans and to recommend changes in such plans as needed; to review annually the performance of the Chief Executive Officer and the senior executives, and assist the Board in developing and evaluating potential candidates for executive positions, including Chief Executive Officer, and to oversee the development of executive succession plans; and to prepare and publish an annual executive compensation report in the proxy statement. Since its inception in June 2003, the Compensation Committee met once and acted twice by unanimous written consent during the 2003 fiscal year.

      The Board of Directors held 3 meetings and acted by unanimous written consent 5 times during the 2003 fiscal year. Each director is expected to attend each meeting of the Board and those committees on which he serves. Other than Messrs. Beall and Eslambolchi, who attended 71% and 50%, respectively, of all meetings of the Board and all committees on which each of them served, no director attended less than 75% of all the meetings of the Board and those committees on which he served in the 2003 fiscal year. The Company intends to have meetings of the Board later on the same day as the Company’s annual meetings of shareholders, and when this schedule is followed it is the policy of the Board that directors are expected to attend the Company’s annual meetings of shareholders. The Company has not held an annual meeting of shareholders prior to the 2004 Annual Meeting of Shareholders.

      The Board of Directors has implemented a process for shareholders of the Company to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company who has been instructed by the Board to promptly forward all such communications to the addressees indicated thereon.

DIRECTORS’ COMPENSATION

      For their services during the fourth quarter of fiscal 2003, the non-employee directors of the Company each received a pro-rated portion of their annual base retainer of $30,000 per year for Board service. They each also received a pro-rated portion of the following annual retainer for service on committees of the Board: (a) an annual retainer of $2,500 for service as a committee chairman or (b) an annual retainer of $1,500 for service as a member of a committee. In addition, each non-employee director received (a) $1,000 per day for each Board meeting attended in person and (b) $500 per day for each Board meeting attended by telephone. For the quarter ending June 30, 2003, each non-employee director in office as of June 30, 2003 also received $2,500 in cash and the quarterly retainer for services on committees of the Board in cash. The Directors Stock Plan provides that upon initial election to the Board, each non-employee director will be granted an option to purchase 40,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, following completion of one year of service on the Board, each non-employee director will thereafter be granted an option to purchase 20,000 shares of the Company’s common stock following each Annual Meeting of Shareholders of the Company. During fiscal 2003, each non-employee director was granted an initial option to purchase 40,000 shares of the Company’s common stock upon election to the Board.

      Under the terms of the Company’s directors’ deferred compensation plan, beginning with the 2004 tax year, a director may elect to defer all or part of the cash payment of retainer fees until such time as shall be specified with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the Secretary of the Treasury. Each director also has the alternative each year to determine whether to defer all or any portion of the cash retainer by electing to receive shares or restricted shares valued at the closing price of the Company’s common stock on the date each retainer payment would otherwise be made in cash.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has furnished the following report on Audit Committee matters:

      The Audit Committee acts pursuant to a written charter, which was adopted by the Board of Directors of the Company on June 6, 2003 and amended by the Board of Directors as of December 29, 2003. The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2003 with management and it has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from Deloitte & Touche LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Deloitte & Touche LLP the independence of that firm and has considered whether the provision of non-audit services by Deloitte & Touche LLP during fiscal 2003 was compatible with maintaining the independence of that firm. The Audit Committee pre-approves all audit and permitted non-audit services provided by Deloitte & Touche LLP. Based upon the above materials and discussions, the Audit Committee has approved the inclusion of these financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Audit Committee

Thomas A. Madden, Chairman

Donald R. Beall
Ming Louie
Jerre L. Stead

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation and Management Development Committee (the “Compensation Committee”), which consists entirely of Independent Directors (see “Board Committees and Meetings” above), has furnished the following report on executive compensation:

      The Compensation Committee was constituted in June 2003 shortly prior to the June 27, 2003 spin-off of the Company from Conexant. Accordingly, substantially all the decisions affecting compensation of the Company’s Chief Executive Officer and its other senior executives prior to the spin-off, as well as the various compensation plans applicable to them and other employees of the Company, were under plans, arrangements and commitments approved by Conexant shareholders or the Compensation and Management Development Committee of Conexant’s Board of Directors.

Compensation Philosophy and Objectives of the Company

      Beginning in June 2003, the Compensation Committee has adopted for the Company a general compensation philosophy of “pay for performance” in which total cash compensation should vary with Company performance. The Compensation Committee believes this philosophy is appropriate for the Company as a high technology, semiconductor company. The Compensation Committee’s goal is to provide base salary and opportunity for annual incentives sufficient to provide total cash compensation at market competitive levels for major U.S. high technology companies and to provide long-term incentives in the form of stock option grants to its executives at slightly above market competitive levels for major U.S. high technology companies.

      Total annual compensation for the majority of the Company’s employees, including its executive officers, consists of the following:

•	Base salary; and

•	An annual incentive compensation program that is related to growth in certain financial performance measures of the Company and/or its stock price appreciation, and based on an individual bonus target for the performance period. The annual incentive from year to year, if paid, may be delivered in cash, stock, restricted stock or stock options.

      Long-term incentive compensation is realized through the grant of stock options and, in some cases, stock awards or shares of restricted stock, to executive officers as well as employees under the 2003 Long-Term Incentives Plan (“2003 LTIP”).

      In addition to encouraging stock ownership by granting stock options, stock grants and restricted stock, the Company further encourages all of its employees to own the Company’s common stock through the Company’s Employee Stock Purchase Plans (the “ESPPs”). The ESPPs allow participants to buy at a discount to the market price up to 1,000 shares of the Company’s common stock every six months with up to 10% of their salary and bonuses (subject to certain limits), thereby allowing employees to profit when the value of the Company’s common stock increases over time.

Setting Executive Compensation

      Beginning in June 2003, in setting the base salary and individual bonus target amount for executive officers, the Compensation Committee reviews information relating to executive compensation of U.S.-based semiconductor and other high technology companies that are considered generally comparable to the Company. While there is no specific formula that is used to establish executive compensation in relation to this market data, executive officer base salary is generally set to be around the average salaries for comparable jobs in the marketplace. However, if the Company’s business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company’s performance-based incentive compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable jobs. The Compensation Committee considers the total compensation (earned or potentially available) of the senior executives in establishing each component of compensation. In its review, the Compensation Committee considers the following: (1) industry, peer group and national surveys of other U.S. semiconductor and high technology companies; (2) reports of the independent compensation consultants who advise the Compensation Committee on the Company’s compensation programs in comparison with those of other companies which the consultants believe compete with the Company for executive talent; and (3) performance judgments as to the past and expected future contributions of individual senior executives.

      Based on a similar process, Conexant in 2001 instituted a 10% salary reduction for officers and other executives at the level of vice president and above, including such officers and other executives in the Mindspeed business of Conexant. As a result of the process outlined above, and in accordance with the Company’s compensation philosophy that total cash compensation should vary with Company performance, for fiscal year 2003 the Company continued the 10% salary reduction for such officers and other executives. This reduction is expected to remain in effect until the Company achieves profitability as measured on a pro forma operating basis. In addition, as discussed below, a significant part of each executive officer’s potential total cash compensation is dependent on the performance of the Company as measured through its performance-based incentive compensation program.

Performance-Based Compensation

      The Company’s annual executive incentive compensation plan is based on the overall financial performance of the Company. In any given year, that performance is measured against the specific performance criteria adopted by the Compensation Committee for use in that particular fiscal year. Performance criteria typically include revenue growth, operational profitability, and attainment of strategic business development goals. In addition, executive incentive compensation awards may be adjusted by an individual performance multiplier. The Chief Executive Officer’s annual incentive plan has the same components as the executive plan. This award may also be adjusted by the Board of Directors based on individual performance. For all executives, the annual incentive award value is targeted at competitive market levels for semiconductor and other high technology companies.

Performance Based Compensation Plan for Fiscal Year 2003

      Due to the Company’s restructuring plans and operating losses, no performance based incentive was paid to Company executives, including the Chief Executive Officer, for fiscal 2003.

Stock Options and Restricted Stock

      The Company grants stock options to aid in the attraction and retention of employees and to align the interests of employees with those of the shareholders. Stock options have value for an employee only if the price of the Company’s stock increases above the fair market value on the grant date and the employee remains employed by the Company for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company’s employ. In addition, stock options directly link a portion of an employee’s compensation to the interests of shareholders by providing an incentive to maximize shareholder value.

      The Company’s 2003 LTIP may be used for making grants of incentive stock options, nonqualified stock options, restricted and unrestricted stock and stock appreciation rights to officers and other employees as a part of the Company’s executive performance review process. Annual stock option grants for executives are a key element of market-competitive total compensation. In fiscal year 2003, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee. Individual grant amounts were based on internal factors such as relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation at peer and other comparable companies. In general, options are exercisable in 25% increments over a four-year period, first exercisable one year after the date of grant (e.g., 25% of options granted in 2003 become exercisable on the anniversary of the date of grant in 2004).

      The Company granted 4,019,963 options to eligible employees in the time period since the Company’s spin-off from Conexant to September 30, 2003.

Compliance with Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company’s five most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The 2003 LTIP is currently qualified so that awards under the plan constitute performance-based compensation not subject to the deduction limit under Section 162(m), but will cease to be so qualified if the 2003 LTIP is not approved by the Company’s shareholders at or before the Company’s 2005 Annual Meeting of Shareholders. It is the Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible by the Company for federal income tax purposes.

Company Performance and CEO Compensation

      The Company’s compensation program is designed to support the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company’s Chief Executive Officer, Raouf Y. Halim.

      Mr. Halim’s base salary and incentive target are determined in the same manner as described above for all executive officers. In setting compensation levels for the Chief Executive Officer, the Compensation Committee considers data reflecting comparative compensation information from other companies for the prior year. Mr. Halim’s salary has remained unchanged at the $450,000 amount to which it had been reduced in fiscal year 2001 from his then salary of $500,000.

Compensation and Management Development Committee

Donald R. Beall, Chairman

Hossein Eslambolchi
Thomas A. Madden
Jerre L. Stead

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 30, 2003 about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights granted under all of the Company’s existing equity compensation plans, including the Company’s 2003 LTIP, 2003 Stock Option Plan, Directors Stock Plan, 2003 Employee Stock Purchase Plan and 2003 Non-Qualified Employee Stock Purchase Plan.

		Weighted-
		Average Exercise	Number of
	Number of Securities	Price of	Securities Remaining
	to be Issued upon	Outstanding	Available for Future
	Exercise of	Options,	Issuance Under
	Outstanding Options,	Warrants and	Equity
	Warrants and Rights	Rights	Compensation Plans

Equity compensation plans approved by shareholders
Stock plans	30,226,131	$2.07	6,733,991
Employee stock purchase plans			1,400,000 (1)
Directors stock plan	240,000	$2.70	160,000 (2)

Total	30,466,131		8,293,991

(1)	The 2003 Employee Stock Purchase Plan provides that the maximum number of shares under the plan is automatically increased on the first day of the fiscal year by an additional amount of 675,000 shares and the 2003 Non-Qualified Employee Stock Purchase Plan provides that the maximum number of shares under the plan is automatically increased on the first day of the fiscal year by an additional amount of 75,000 shares.

(2)	The Directors Stock Plan provides that the maximum number of shares under the Directors Stock Plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 160,000 shares or 0.18% of the shares of the Company’s common stock outstanding on that date, subject to the Board of Directors being authorized and empowered to select a smaller amount.

      The outstanding stock options include options held by Mindspeed employees to purchase an aggregate of 15.1 million shares of Mindspeed common stock, which are summarized in the following table (shares in thousands):

	Outstanding			Exercisable

		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	of Shares	Life (Years)	Price	of Shares	Price

$0.14 – $0.96	315	5.1	$0.81	122	$0.71
0.97 – 1.00	1,518	6.8	1.00	103	0.99
1.01 – 1.78	470	4.3	1.53	364	1.58
1.80 – 2.36	7,922	6.0	1.97	5,943	1.96
2.38 – 16.98	4,842	7.6	2.86	465	4.18

0.14 – 16.98	15,067	6.5	2.12	6,997	2.05

     Equity Compensation Plans Not Approved by Shareholders

      The Company’s current equity compensation plans were approved by Conexant, as the sole shareholder of the Company, prior to the spin-off of the Company.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Electronic Components Index. The graph assumes that $100 was invested on June 30, 2003, the first day of public trading of the Company’s common stock, in each of the Company’s common stock, the Nasdaq U.S. Index and the Nasdaq Electronic Components Index and that all dividends were reinvested. No cash dividends have been paid or declared on the Company’s Common Stock.

COMPARISON OF THREE MONTH

CUMULATIVE TOTAL RETURN*
AMONG MINDSPEED TECHNOLOGIES, INC., THE NASDAQ U.S. INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on June 30, 2003 in stock or index — including reinvestment of dividends. Fiscal year ending September 30.

	Cumulative Total Return

	June 30,	September 30,
	2003	2003

	(Dollars)
Mindspeed Technologies, Inc.	$100.00	$199.63
Nasdaq U.S. Index	100.00	109.97
Nasdaq Electronic Components Index	100.00	121.95

EXECUTIVE OFFICERS

      Set forth below is certain information concerning the executive officers of the Company:

Name	Age	Title

Raouf Y. Halim	43	Chief Executive Officer
Simon Biddiscombe	36	Senior Vice President, Chief Financial Officer and Treasurer
David W. Carroll	42	Senior Vice President, Worldwide Sales
Mojy C. Chian	46	Senior Vice President, Core Technologies
Harry H. Davoody	50	Senior Vice President and General Manager, Multiservice Access
Thomas J. Medrek	47	Senior Vice President and General Manager, Broadband Internetworking Systems
Wayne K. Nesbit	42	Senior Vice President, Operations
Daryush Shamlou	40	Senior Vice President and General Manager, Transport Systems Solutions
Thomas A. Stites	48	Senior Vice President, Communications
Ian J. Stock	51	Senior Vice President, General Counsel and Secretary
Bradley W. Yates	45	Senior Vice President and Chief Administrative Officer

      There are no family relationships among the individuals expected to serve as our directors or executive officers. Set forth below are the name, office and position held with the Company and principal occupations and employment during the past five years of each of our executive officers. Biographical information on Mr. Halim is set forth previously in this Proxy Statement. See “Information as to Continuing Directors.”

      Simon Biddiscombe has been our Senior Vice President, Chief Financial Officer and Treasurer since June 2003. Mr. Biddiscombe served as Vice President, Finance and Controller of the Mindspeed business of Conexant from December 2000 to June 2003. He was Senior Vice President and Chief Financial Officer from May 1999 to December 2000 and Chief Operating Officer from May 2000 to December 2000 of Wyle Electronics (distributor of semiconductor products). He also served as Manager and Senior Manager in the Silicon Valley Technology Accounting and Audit Practice of PricewaterhouseCoopers prior thereto. Mr. Biddiscombe received a B.A. (Hons) in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom.

      David W. Carroll has been our Senior Vice President, Worldwide Sales since June 2003. Mr. Carroll served as Vice President, Worldwide Sales of the Mindspeed business of Conexant from February 2001 to June 2003. He was Vice President, Americas Sales of Conexant from January 1999 to February 2001 and Executive Director, Americas Sales of Rockwell Semiconductor Systems from August 1998 to January 1999. He also served as Area Sales Manager, United States Northwest of Rockwell Semiconductor Systems prior thereto. Mr. Carroll received an M.B.A. from the University of Southern California and a B.S. degree in mechanical engineering from San Diego State University.

      Mojy C. Chian has been our Senior Vice President, Core Technologies since June 2003. Dr. Chian served as Vice President, Core Technology of the Mindspeed business of Conexant from January 2001 to June 2003. He was Vice President, Design Automation and IP Infrastructure for Conexant from January 1999 to January 2001 and Vice President, Design Automation and IP Infrastructure of Rockwell Semiconductor Systems prior thereto. Dr. Chian was previously a professor at Florida Institute of Technology, where he received a Ph.D., an M.S. and a B.S. in electrical engineering.

      Harry H. Davoody has been our Senior Vice President and General Manager, Multiservice Access since June 2003. Mr. Davoody served as Vice President and General Manager, Multiservice Access of Conexant from January 2003 to June 2003. He was President and Chief Executive Officer of ST Assembly and Test Services (semiconductors) from January 2002 to June 2002. He also served as Vice President and General Manager, Digital Audio and Video Products division of Texas Instruments Incorporated (semiconductors) from June 2000 to January 2002 and as Vice President and General Manager, Mixed Signal DSP Solutions division of Texas Instruments Incorporated prior thereto. Mr. Davoody received an M.B.A. from the University of Dallas, an M.S. in electrical engineering from Southern Methodist University and a B.S. in electrical engineering from the University of Texas at Arlington.

      Thomas J. Medrek has been our Senior Vice President and General Manager, Broadband Internetworking Systems since June 2003. Mr. Medrek served as Vice President and General Manager, Broadband Internetworking Systems of Conexant Systems, Inc. from February 2001 to June 2003. He was Vice President, Marketing of Broadband Internetworking Systems of Conexant from March 2000 to February 2001 and Vice President, Marketing of Maker Communications, Inc. (semiconductors) prior thereto. Mr. Medrek received an M.B.A. from Dartmouth and a B.S. in electrical engineering from Worcester Polytechnic Institute.

      Wayne K. Nesbit has been our Senior Vice President, Operations since June 2003. Mr. Nesbit served as Senior Vice President, Operations of the Mindspeed business of Conexant from January 2001 to June 2003. He was Vice President and Director, Worldwide External Technology of Motorola, Inc. (semiconductors) prior thereto. Mr. Nesbit received a B.S. in electrical engineering from Texas A&M University.

      Daryush Shamlou has been our Senior Vice President and General Manager, Transport Systems Solutions since June 2003. Mr. Shamlou served as Vice President and General Manager, Transport Systems Solutions of Conexant from January 2001 to June 2003. He was Vice President of the VLSI Engineering Organization of Conexant’s Network Access division from January 1999 to January 2001 and Vice President of the VLSI Engineering Organization of Rockwell Semiconductor Systems’ Network Access division prior thereto. Mr. Shamlou received an M.S. in electrical engineering from Georgia Institute of Technology and a B.S. in electrical engineering from the University of Tennessee at Knoxville.

      Thomas A. Stites has been our Senior Vice President, Communications since June 2003. Mr. Stites served as Senior Vice President, Communications of Conexant from December 1999 to June 2003. He served as Vice President, Communications of Advanced Micro Devices (semiconductors) prior thereto. Mr. Stites received a B.A. in journalism from the University of Colorado.

      Ian J. Stock has been our Senior Vice President, General Counsel and Secretary since June 2003. Mr. Stock served as Chief Corporate Counsel of Atmel Corporation (semiconductors) from October 2000 to June 2003 and Special Counsel to Wilson, Sonsini, Goodrich & Rosati (law firm) prior thereto. Mr. Stock received a B.A. in human ecology from the University of California, Berkeley and a J.D. from the Yale Law School.

      Bradley W. Yates has been our Senior Vice President and Chief Administrative Officer since June 2003. Mr. Yates served as Senior Vice President, Human Resources of Conexant from January 2000 to June 2003. He was Vice President, Human Resources of Siebel Systems, Inc. (software) from September 1999 to December 1999 and Vice President, Human Resources of AT&T Wireless Services’ Los Angeles Cellular partnership with Bell South Corporation prior thereto. Mr. Yates received an M.S. in strategic human resource management from the University of Dayton and a B.S. in business administration from San Diego State University.

EXECUTIVE COMPENSATION

      The Company began operations independent of Conexant on June 30, 2003, and did not pay any compensation to its executive officers for services rendered in all capacities to the Company and its subsidiaries prior to that date. The information shown below reflects the annual and long-term compensation, from all sources, of the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company at September 30, 2003 (the “Named Executive Officers”), for services rendered in all capacities to the Company or to Conexant and its subsidiaries for the fiscal years noted. In many cases, the individuals listed below served Conexant and its subsidiaries in different capacities than those in which they serve the Company.

Summary Compensation Table(1)

							Long-Term Compensation

	Annual Compensation							Awards	Payouts

							Restricted	Stock	Long-term
Name and Principal Position	Fiscal				Other Annual		Stock	Options	Incentive	All Other
With the Company(2)	Year	Salary(3)	Bonus		Compensation		Awards	(Shares)(4)	Payouts	Compensation(5)

Raouf Y. Halim	2003	467,308	—		36,714		—	478,748	—	18,692
Chief Executive Officer	2002	450,000	—		21,669		—	160,929	—	18,000
	2001	422,885	250,000	(6)	37,965		—	997,704	—	27,869
David W. Carroll	2003	257,020	127,280		13,708		—	144,687	—	8,758
Senior Vice President,	2002	239,971	63,432		7,663		—	51,846	—	8,076
Worldwide Sales
Wayne K. Nesbit	2003	301,154	—		347,507	(7)	—	135,749	—	—
Senior Vice President,	2002	290,038	—		3,851	(8)	—	26,786	—	—
Operations
Daryush Shamlou	2003	285,577	2,000	(9)	123,496	(10)	—	135,749	—	9,222
Senior Vice President	2002	261,692	1,000	(9)	12,549		—	84,040	—	10,468
and General Manager, Transport Systems Solutions
Harry H. Davoody	2003	236,538	150,000	(11)	67,783	(12)	—	189,375	—	—
Senior Vice President and General Manager, Multiservice Access

(1)	In accordance with the executive compensation rules adopted by the SEC, the compensation of the Named Executive Officers is not shown for fiscal 2001, other than for Mr. Halim, because the Company was not a reporting company under the Securities Exchange Act for such years and such compensation information has not been provided in a prior filing with the SEC. Mr. Davoody joined the Company in January 2003.

(2)	The table reflects the positions held with the Company at September 30, 2003. The Named Executive Officers served Conexant and its subsidiaries in the following capacities during fiscal years 2001, 2002 and 2003 and the compensation reflected in the table for these years was paid by Conexant to the Named Executive Officers in such capacities: Mr. Halim — Senior Vice President and Chief Executive Officer, Mindspeed Technologies business of Conexant (February 2002 — June 2003) and Senior Vice President and General Manager, Network Access division of Conexant (January 1999 — February 2002); Mr. Carroll — Vice President, Worldwide Sales, Mindspeed Technologies business of Conexant; Mr. Nesbit — Senior Vice President, Operations, Mindspeed Technologies business of Conexant; Mr. Shamlou — Vice President and General Manager, Transport Systems Solutions, Conexant; and Mr. Davoody — Vice President and General Manager, Multiservice Access of Conexant.

(3)	Fiscal year 2003 included 27 pay periods, one more than the standard 26 pay period year. The Named Executive Officers have not received a salary increase and are still subject to a base salary reduction of 10% which will be in effect until the Company becomes profitable on a pro forma operating basis.

(4)	References to “stock options” relate to options for the Company’s common stock derived from adjustments to awards of options under Conexant’s stock option plans made in connection with the Company’s spin-off from Conexant, pursuant to which options awarded under the Conexant plans were adjusted in part to become options for the Company’s common stock. These options were assumed by the Company and are now covered by the Company’s 2003 Stock Option Plan. In addition, references to “stock options” for fiscal 2003 also relate to awards of options under the Company’s 2003 Long-Term Incentives Plan. Does not include (i) options for shares of Skyworks Solutions, Inc. resulting from adjustments to options awarded under the Conexant plans outstanding at the time of the spin-off and merger of Conexant’s wireless communications business with Alpha Industries, Inc. to form Skyworks Solutions, Inc. in June 2002 (the “Skyworks Transaction”) or (ii) options for Conexant shares resulting from adjustments to options awarded under the Conexant plans outstanding at the time of the Company’s spin-off from Conexant. In each transaction, the number of shares subject to, and the exercise prices of, such options were adjusted to preserve the aggregate intrinsic value of the options and to maintain the ratio of the exercise price to the fair market value of the underlying stock, immediately before and after the relevant transaction.

(5)	Amounts contributed or accrued for the Named Executive Officers under the Conexant and Mindspeed savings plans and the related supplemental savings plans.

(6)	Represents a bonus paid to Mr. Halim in connection with his being named Senior Vice President and Chief Executive Officer, Mindspeed Technologies.

(7)	Includes $327,549 of income Mr. Nesbit received from forgiveness of a portion of a loan described under “Certain Relationships and Related Transactions”.

(8)	Includes $656 paid in connection with the relocation of Mr. Nesbit’s residence in Southern California upon his joining the Company.

(9)	Represents an invention award paid to Mr. Shamlou in recognition of his contribution towards an invention.

(10)	Includes $17,571 paid to Mr. Shamlou in lieu of vacation and $85,179 of income received from forgiveness of a portion of a loan described under “Certain Relationships and Related Transactions”.

(11)	Represents a sign-on bonus paid to Mr. Davoody in connection with his joining the Company.

(12)	Includes $66,428 paid in connection with the relocation of Mr. Davoody’s residence in Southern California upon his joining the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has entered into change of control employment agreements (“Employment Agreements”) with certain key executives, including Messrs. Halim, Biddiscombe, Carroll, Chian, Davoody, Medrek, Nesbit, Shamlou, Stites, Stock and Yates. Each Employment Agreement becomes effective upon a “change of control” of the Company. Each Employment Agreement provides for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by the Company without “cause” or if the executive terminates his or her own employment for “good reason” (each as defined in the Employment Agreement), the executive is entitled to severance benefits equal to a multiple of his or her annual compensation (including bonus) and continuation of certain benefits for two years. The multiple is three for Mr. Halim and two for the other executives. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed by the Code on certain change of control payments (unless the safe harbor amount above which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax).

      For the purposes of the Employment Agreements, a “change of control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Board of Directors which is not supported by the current Board of Directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets, which results in a change in the majority of the Board of Directors or of more than 60% of the Company’s shareholders; or

•	approval by the Company’s shareholders of the complete liquidation or dissolution of the Company.

      In March 2001, Mr. Nesbit received a loan in the amount of $450,000 in connection with his relocation to southern California. The loan to Mr. Nesbit is forgivable over a four year period, with 50 percent of the loan having been forgiven as of January 2003 and 25 percent to be forgiven in each of January 2004 and 2005, so long as Mr. Nesbit remains an employee.

      In January 2002, Mr. Shamlou received a loan in the amount of $100,000 as a retention incentive. The loan to Mr. Shamlou is forgivable over a two year period, with 50 percent of the loan having been forgiven as of January 2003 and the remaining 50 percent to be forgiven in January 2004, so long as Mr. Shamlou remains an employee.

      In connection with the spin-off of the Company from Conexant, Conexant and the Company entered into several agreements, including agreements relating to services to be provided by Conexant to the Company and by the Company to Conexant following the spin-off, the allocation of liabilities and obligations with respect to taxes, employee benefit plans and compensation arrangements, and other matters. At the time these agreements were negotiated and executed, certain of the Company’s directors and executive officers also served as directors and executive officers of Conexant.

      In connection with the spin-off, the company entered into a Credit Agreement with Conexant, under which the Company may borrow up to $50 million for working capital and other general corporate purposes. The credit facility is available for a term ending on June 29, 2007. The Company may borrow under the credit facility only to restore its cash balance to $25 million. Loans under the credit facility will accrue interest at the rate of 10 percent per annum, payable at maturity. The credit facility contains customary conditions and covenants, including restrictions on payment of dividends, consolidations, mergers, acquisitions, investments, sales of assets, incurrence of indebtedness and creation of liens and encumbrances. As of September 30, 2003, the Company had made no borrowings under the credit facility.

      In connection with the credit facility, the Company issued to Conexant warrants to purchase up to 8.3 million shares of Mindspeed common stock. No shares may be acquired under the warrant until the Company makes borrowings under the credit facility. The number of shares that may be acquired under the warrants will depend on the highest level of borrowings under the credit facility, increasing on a pro rata basis up to a maximum of 8.3 million shares of Mindspeed common stock if the level of borrowings under the credit facility reaches $50 million. The warrants will be exercisable for a period of ten years after the spin-off at a price per share equal to the lesser of $3.408 or the fair market value of Mindspeed common stock at the time of the borrowings under the credit facility that entitle Conexant to acquire the shares. Pursuant to a registration rights agreement between the Company and Conexant, the Company has registered with the Securities and Exchange Commission the sale or resale of the warrants and the underlying shares of the Company’s common stock.

      In connection with the spin-off, Mindspeed issued to Conexant a warrant to purchase 30 million shares of Mindspeed common stock at a price of $3.408 per share, exercisable for a period beginning one year and ending ten years after the spin-off. Pursuant to a registration rights agreement between the Company and Conexant, the Company has registered with the Securities and Exchange Commission the sale or resale of the warrants and the underlying shares of the Company’s common stock.

      On September 28, 2001, At Home Corporation and all of its wholly owned subsidiaries and certain of its foreign subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In the first half of 2001, Dr. Eslambolchi served as interim president of Excite@Home Broadband Networks Services, a division of At Home Corporation, during which time he was an AT&T employee and executive on-loan to Excite@Home Broadband Networks Services.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table shows further information on grants to the Named Executive Officers of stock options pursuant to Conexant and Mindspeed stock option plans during the fiscal year ended September 30, 2003, which are reflected in the Summary Compensation Table above.

	Options Grants
							Potential Realizable
			Percentage of				Value at Assumed
	Number of		Total Options				Annual Rates of Stock
	Securities		Granted to				Price Appreciation for
	Underlying		Mindspeed				Option Term
	Options Granted		Employees in		Exercise Price	Expiration
Name	(Shares)		Fiscal 2003		(Per Share)	Date	5%	10%

Raouf Y. Halim	39,721	(1)	0.50	%(2)	$1.0030	11/5/2010	19,022	45,561
	139,027	(1)	1.76	%(2)	$1.0030	11/4/2012	87,695	222,238
	300,000	(3)	5.26	%(4)	$2.6500	8/15/2011	379,577	909,153
David W. Carroll	44,687	(1)	0.56	%(2)	$1.0030	11/5/2010	21,400	51,257
	100,000	(3)	1.75	%(4)	$2.6500	8/15/2011	126,526	303,051
Wayne K. Nesbit	35,749	(1)	0.45	%(2)	$1.0030	11/5/2010	17,120	41,005
	100,000	(3)	1.75	%(4)	$2.6500	8/15/2011	126,526	303,051
Daryush Shamlou	35,749	(1)	0.45	%(2)	$1.0030	11/5/2010	17,120	41,005
	100,000	(3)	1.75	%(4)	$2.6500	8/15/2011	126,526	303,051
Harry H. Davoody	89,375	(1)	1.13	%(2)	$0.9250	1/3/2011	39,472	94,543
	100,000	(3)	1.75	%(4)	$2.6500	8/15/2011	126,526	303,051

(1)	Includes options for the Company’s common stock derived from adjustments to awards of options under Conexant’s stock option plans made in connection with the Company’s spin-off from Conexant, pursuant to which options awarded under the Conexant plans were adjusted in part to become options for the Company’s common stock. These options were assumed by the Company and are now covered by the Company’s 2003 Stock Option Plan. These options were deemed granted on November 5, 2002, except for Mr. Davoody whose options were deemed granted on January 3, 2003, and the options become exercisable in four equal installments on each of the first four anniversaries of the date of grant. Does not include options for Conexant shares resulting from adjustments to options awarded under the Conexant plans outstanding at the time of the Company’s spin-off from Conexant. In the spin-off, the number of shares subject to, and the exercise prices of, such options were adjusted to preserve the aggregate intrinsic value of the options and to maintain the ratio of the exercise price to the fair market value of the underlying stock, immediately before and after the spin-off.

(2)	At the time of grant, Mindspeed was a wholly-owned subsidiary of Conexant, thus the calculation includes shares granted to both Mindspeed and Conexant employees.

(3)	Options were granted on August 15, 2003 and become exercisable in four equal installments on each of the first four anniversaries of the date of grant.

(4)	Includes shares granted to Mindspeed employees only.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      Shown below is information with respect to (i) exercises by the Named Executive Officers during fiscal year 2003 of options to purchase the Company’s common stock granted under the Company’s 2003 LTIP or the 2003 Stock Option Plan and (ii) the unexercised options to purchase the Company’s common stock granted to the Named Executive Officers in fiscal year 2003 and prior years and held by them at September 30, 2003.

			Number of Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
	Shares		September 30, 2002(1)		September 30, 2003(2)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Raouf Y. Halim	—	—	1,110,827	766,261	$3,873,894	$2,600,491
David W. Carroll	—	—	148,589	199,284	513,960	653,910
Wayne K. Nesbit	—	—	40,546	182,649	76,397	528,806
Daryush Shamlou	—	—	201,607	205,137	686,758	651,603
Harry H. Davoody	—	—	—	189,375	—	669,272

(1)	Includes options for the Company’s common stock derived from adjustments to awards of options under Conexant’s stock option plans made in connection with the Company’s spin-off from Conexant, pursuant to which options awarded under the Conexant plans were adjusted in part to become options for the Company’s common stock. These options were assumed by the Company and are now covered by the Company’s 2003 Stock Option Plan. Does not include (i) options for shares of Skyworks Solutions, Inc. resulting from adjustments to options awarded under the Conexant plans outstanding at the time of the Skyworks Transaction or (ii) options for Conexant shares resulting from adjustments to options awarded under the Conexant plans outstanding at the time of the Company’s spin-off from Conexant. In each transaction, the number of shares subject to, and the exercise prices of, such options were adjusted to preserve the aggregate intrinsic value of the options and to maintain the ratio of the exercise price to the fair market value of the underlying stock, immediately before and after the relevant transaction.

(2)	Based on the closing price of the Company’s common stock on the American Stock Exchange on September 30, 2003 ($5.37).

RETIREMENT BENEFITS

      The Company does not sponsor a defined benefit pension plan for employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      To the Company’s knowledge, the following table sets forth information regarding ownership of the Company’s outstanding Common Stock on November 30, 2003 by each director and Named Executive Officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

Beneficial Ownership as of November 30, 2003

	Common Stock

Name(1)	Shares		Percent of Class(2)

Donald R. Beall	699,610	(3,4,5)	—	*
Dwight W. Decker	1,376,146	(3,5)	1.45
Hossein Eslambolchi	8,854	(5)	—	*
Raouf Y. Halim	1,168,210	(3,5)	1.23
Ming Louie	—
Thomas A. Madden	—
Jerre L. Stead	50,896	(5,6)	—	*
David W. Carroll	165,976	(3,5)	—	*
Harry H. Davoody	22,343	(5)	—	*
Wayne K. Nesbit	57,836	(5)	—	*
Daryush Shamlou	216,441	(3,5)	—	*
All of the above and other executive officers as a group (17 persons)	4,521,793	(3,4,5,6)	4.76

*	Less than 1%

(1)	Each person’s address is the address of the Company.

(2)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act.

(3)	Includes shares held under the savings plans of the Company, Conexant and Rockwell as of November 30, 2003. Does not include the following: 1,220 and 346 share equivalents for Messrs. Decker and Shamlou, respectively, held under Conexant’s and Rockwell’s supplemental savings plans as of November 30, 2003. Awards under the supplemental savings plans are paid in cash.

(4)	Includes shares, as to which beneficial ownership is disclaimed, as follows: 2,058 shares held for the benefit of family members and 3,333 shares owned by the Beall Foundation, of which Mr. Beall is President and a director. Does not include 103,038 shares that may be acquired upon exercise of stock options held in Beall Trust #2, the beneficiaries of which are adult children of Mr. Beall not living in the same household and as to which trust Mr. Beall has no relationship.

(5)	Includes shares that may be acquired upon the exercise of outstanding stock options within 60 days as follows: 259,751; 1,309,952; 7,148; 1,155,514; 39,329; 163,336; 22,343; 56,180; 213,673; and 3,930,031 for Messrs. Beall, Decker, Eslambolchi, Halim, Stead, Carroll, Davoody, Nesbit, Shamlou and the group, respectively.

(6)	Includes 11,567 shares derived from shares of Conexant common stock granted to Mr. Stead as restricted stock under the Conexant Directors Stock Plan.

      There are no persons known to Mindspeed to be “beneficial owners” (as that term is defined in the rules of the Securities and Exchange Commission) of 5% of any class of the Company’s voting securities outstanding as of November 30, 2003.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

      Deloitte & Touche LLP have been the Company’s independent auditors for fiscal 2003 and have been selected by the Audit Committee of the Board of Directors as the Company’s independent auditors for the fiscal year ending September 30, 2004.

      Before the Audit Committee recommended to the full Board the appointment of Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance for Mindspeed, Conexant and Rockwell in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

Auditors’ Fees

      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2003, for the review of the Company’s quarterly financial statements for fiscal 2003 and for certain work performed in connection with the Company’s spin-off from Conexant were $484,949. This includes amounts paid by Conexant on behalf of the Company for periods prior to the Company’s spin-off from Conexant.

Audit Related Fees

      The aggregate fees billed by Deloitte & Touche LLP to the Company for audit related fees encompassing work performed in connection with the Company’s spin-off from Conexant and other items were $20,000.

Tax Fees

      The aggregate fees billed by Deloitte & Touche LLP to the Company for professional services rendered for tax compliance, tax advice and tax planning for fiscal 2003 were $546.

All Other Fees

      The were no fees billed by Deloitte & Touche LLP to the Company for fiscal 2003 for any other services rendered to the Company.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Such directors, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that during fiscal year 2003 its directors, executive officers and 10% shareholders timely filed all forms required to be filed under Section 16(a).

Shareholder Proposals or Nominations for 2005 Annual Meeting

      Under the SEC’s rules, shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2005 Annual Meeting may do so by submitting the proposal in writing to the Company at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, Attn: Ian J. Stock, Senior Vice President, General Counsel and Secretary. To be eligible for inclusion in our proxy statement, shareholder proposals must be received no later than September 2, 2004. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

      The Company’s bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board of Directors and shareholder proposals to be brought before an annual meeting of shareholders. Shareholder proposals and nominations may not be brought before the 2005 Annual Meeting unless, among other things: (1) the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s bylaws, and (2) the shareholder’s submission is received by the Company no earlier than October 29, 2004 and no later than November 28, 2004. Proposals or nominations not meeting these requirements will not be entertained at the 2005 Annual Meeting. Shareholders of the Company recommending candidates for consideration by the Governance and Board Composition Committee must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained on the Company’s website (www.mindspeed.com) or by writing to the Company’s Senior Vice President, General Counsel and Secretary at the address above.

      If a shareholder submitting a proposal or nomination does not also comply with the requirements of Rule 14a-14 under the Securities Exchange Act, the Company may exercise discretionary authority under proxies the Company solicits to vote in accordance with the Company’s best judgment on any such proposal or nomination.

Annual Report on Form 10-K and Financial Statements

      The Company’s 2003 Annual Report on Form 10-K is being mailed to the Company’s shareholders together with this proxy statement. Additional exhibits to the Form 10-K not included in this mailing will be furnished upon written request and payment of a fee of ten cents per page covering the Company’s costs. Written requests should be directed to the Company at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, Attention: Investor Relations. The Company’s 2003 Annual Report on Form 10-K (including exhibits thereto) and this proxy statement are also available on the Company’s website (www.mindspeed.com) under the Investor Relations section.

Code of Ethics

      The Company has adopted its “Standards of Business Conduct,” a code of ethics that applies to all employees, including its executive officers and directors. A copy of the Standards of Business Conduct is posted on the Company’s website (www.mindspeed.com). In the event that the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that requires disclosure under applicable SEC or Nasdaq rules, the Company intends to disclose such amendment or waiver and the reasons therefor on its Internet site.

Other Matters

      At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

January 5, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

(Amended as of December 29, 2003)

I. Authority and Purpose

      The Audit Committee has been constituted by the Board of Directors (the “Board”) to assist the Board in overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. The Committee is expressly vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

II. Membership

      The Committee shall consist of no fewer than three members. Each member of the Committee shall meet as determined by the Board the independence and other requirements, including restrictions on compensation and affiliation prohibitions, of The Nasdaq Stock Market (“Nasdaq”), any other applicable laws or regulatory requirements, including Nasdaq Rules 4200(a)(15) and 4200(d)(2), and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the standards established by the Board from time to time. No Committee member shall have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the prior three years.

      Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

      At least one member of the Committee shall as determined by the Board be an audit committee “financial expert,” as defined in Item 401(h) of Regulation S-K.

      Each member of the Committee must be able to read and understand fundamental financial statements, including a corporation’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior official with financial oversight responsibilities, or an active participant on one or more public Corporation audit committees, as the Board interprets such qualification in its business judgment.

III. Structure and Meetings.

      The Committee shall conduct its business in accordance with this Charter, the Corporation’s Bylaws and any direction from the Board.

      The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee.

      The Committee will meet on at least a quarterly basis. The Committee may establish its own schedule, and if it does so, will provide such schedule to the Board in advance. The Chairperson or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Corporation’s Bylaws. The Committee shall conduct periodic separate executive sessions with management, with the Corporation’s chief internal audit executive, and with the Corporation’s registered public accounting firm. A majority of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairperson of the Committee may require that any other Director, officer or employee of the Corporation, or other persons whose advice and counsel are sought by the Committee, be present at meetings of the Committee. Members of the Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

      The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that it takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Corporation.

IV. Duties and Responsibilities

      The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that it meets its duties and responsibilities. The Audit Committee shall report to the Board and shall have the following duties and responsibilities:

1) Be directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and any such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The registered public accounting firm shall directly report to the Audit Committee.

2) Review with the registered public accounting firm and management:

a) the registered public accounting firm’s audit of the financial statements and report thereof;

b) the scope of the audits of the books, records, accounts and financial statements of the Corporation and its subsidiaries during the course of the registered public accounting firm’s annual audit of the Corporation’s financial statements;

c) critical accounting policies, alternative treatments of financial information and other material written communications between the registered public accounting firm and management;

d) the Corporation’s quarterly and annual financial statements and related notes before their release;

e) the adequacy of the Corporation’s system of internal controls over financial reporting and any recommendations of the registered public accounting firm with respect thereto;

f) any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the registered public accounting firm in its annual management letter;

g) any comments the registered public accounting firm may have regarding the audit restrictions, if any, imposed on its work and the cooperation it received during the audit;

h) the matters required to be discussed by the Committee under Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended from time to time, which includes but is not limited to such communications concerning concepts of materiality, significant unusual transactions, accounting estimates and audit adjustments;

i) the effect or potential effect of any material off-balance sheet structures on the Corporation’s financial statements;

j) alternative treatments of financial information within GAAP discussed with management by the Corporation’s registered public accounting firm, as well as ramifications of alternative treatments, and such firm’s preferred treatment;

k) a formal written statement prepared by the registered public accounting firm delineating all relationships between the registered public accounting firm and the Corporation consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); to actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm; and to take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of such firm; and

l) any other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards

3) Review and pre-approve all audit and non-audit services performed by the Corporation’s registered public accounting firm, or other accounting firms, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant the preapprovals required by the foregoing sentence. The decision of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. Preapproval authority may not be delegated to management.

4) Review and approve the appointment or change of the Corporation’s Director of Internal Audit (however titled, the “internal auditor”) and review with the internal auditor:

a) the scope of the annual internal audit plan and the results of completed internal audits; and

b) any comments the internal auditor may have on (i) major issues related to the Corporation’s internal controls, financial reporting or internal audit activities, (ii) restrictions, if any, imposed thereon, (iii) management’s response with respect thereto, and (iv) any material disagreements with respect thereto.

5) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting and auditing matters.

6) Review and approve or disapprove any proposed related party transactions.

7) Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report or Form 10-K.

8) On a quarterly basis, review and discuss with the registered public accounting firm, management (including the Corporation’s Chief Executive Officer and Chief Financial Officer) and the Corporation’s internal auditor, as appropriate, the following:

a) the principal executive officer and principal financial officer certifications required to be made in connection with the Corporation’s periodic reports under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002;

b) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Corporation’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Corporation’s registered public accounting firm;

c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting; and

d) any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

9) Annually, obtain a written report from management on the effectiveness of internal controls over financial reporting, including controls over financial reporting designed to prevent or mitigate financial statement fraud, and review the effectiveness of internal controls over financial reporting with management, the Corporation’s internal auditor and registered public accounting firm.

10) Discuss the Corporation’s policies for financial risk assessment and management, including accounting and audit related exposure, and the steps management has taken to monitor and control such exposures. The Committee shall discuss guidelines to govern the policies by which financial risk assessment and management is undertaken.

11) Meet periodically with the Chief Financial Officer, the internal auditors and the registered public accounting firm in separate executive sessions.

12) Prepare the Audit Committee report in the Corporation’s proxy statement in accordance with SEC requirements.

      The Committee relies on the expertise and knowledge of management, the internal auditor, and the registered public accounting firm in carrying out its oversight responsibilities. Management of the Corporation is responsible for determining that the Corporation’s financial statements are fairly stated, complete, accurate and in accordance with generally accepted accounting principles. The registered public accounting firm is responsible for auditing the Corporation’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete, accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations of the Corporation’s internal policies, procedures and controls.

      Nothing contained in the Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on the records of the Corporation and on other information presented to the Committee, Board of Directors or Corporation by its officers or employees or by outside experts such as the registered public accounting firm.

V. Review and Assessment

      The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform periodic examinations, no less than annually, of its specific duties and responsibilities as set forth in this Charter.

VI. Committee Resources

      The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered, without the approval of the Board, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall receive appropriate funding, as determined by the Committee, from the Corporation for payment of: (A) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (B) compensation to any advisor employed by the Committee; and (C) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee may form and delegate authority to subcommittees when appropriate.

PROXY
MINDSPEED TECHNOLOGIES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Raouf Y. Halim and Ian J. Stock, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mindspeed Technologies, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on February 26, 2004, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

     To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

Bring this admission ticket with you to the meeting on February 26, 2004. Do not mail.

     This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of December 29, 2003, the record date.

ADMISSION TICKET

MINDSPEED TECHNOLOGIES, INC.

2004 Annual Meeting of Stockholders

February 26, 2004
10:00 A.M. PST

Hilton Irvine
Orange County Airport Hotel
18800 MacArthur Blvd.
Irvine, CA 92612

NOTE: Seating at the Annual Stockholders Meeting will be limited, therefore, request or receipt of an Admittance Card does not guarantee the availability of a seat.

NON-TRANSFERABLE	NON-TRANSFERABLE

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposal 2 and will vote in accordance with their discretion on such other matters as may properly come before the meeting	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS-		2.	RATIFICATION OF APPOINTMENT OF AUDITORS	☐	☐	☐	I/We plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)	☐
	01 D. R. Beall	02 J. L. Stead

FOR	WITHHELD FOR ALL
☐	☐	It is simple and fast to receive all future annual meeting materials and shareholder communications electronically
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.		Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature if held jointly	Date:	, 2004

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/mspd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THANK YOU FOR VOTING.

TO VIEW THE ANNUAL REPORT ON FORM 10-K AND PROXY
STATEMENT ONLINE GO TO: http://www.mindspeed.com